EXHIBIT 16.1


                               WILLIAM D. LINDBERG
                           CERTIFIED PUBLIC ACCOUNTANT
                               1064 CLIPPER COURT
                          COSTA MESA, CALIFORNIA 92627
                            TEL./FAX. (949) 548-6546

                                                               February 25, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549
USA

Dear Sirs:

           I have read Item 4 of the Report on Form 8-K of Physical Spa & Fitness, Inc. and I agree with statements contained therein as they relate to my firm.


Very truly yours,


/s/ William Lindberg, CPA


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